Exhibit 99.2

Schedule of Consolidated Statements of Cash Flow Line Item Reclassification

The effects of the restatement on the Consolidated Statements of Cash Flow for the years ended June 30, 2007, 2006 and 2005, respectively, are reflected in the following table:

	For the Year Ended June 30, 2007
	As Reported	Adjustment	As Restated
Cash Flows from Operating Activities
Net cash (used for) provided from operating activities	$(3,470)	$-	$(3,470)
Cash Flows from Financing Activities
Net cash (used for) provided from financing activities	(3,583)	-	(3,583)
Cash Flows from Investing Activities
Purchases of investments	-	(1,600)	(1,600)
Sales of investments	-	2,525	2,525
Net cash (used for) provided from investing activities	(1,247)	925	(322)
Effect of Exchange Rate changes on Cash and Cash Equivalents	290	-	290

Net (Decrease) Increase in Cash and Cash Equivalents	(8,010)	925	(7,085)
Cash and Cash Equivalents, July 1	25,188	(7,225)	17,963
Cash and Cash Equivalents, June 30	$17,178	$(6,300)	$10,878

	For the Year Ended June 30, 2006
	As Reported	Adjustment	As Restated
Cash Flows from Operating Activities
Net cash (used for) provided from operating activities	$9,969	$-	$9,969
Cash Flows from Financing Activities
Net cash (used for) provided from financing activities	(4,330)	-	(4,330)
Cash Flows from Investing Activities
Purchases of investments	-	(2,500)	(2,500)
Sales of investments	-	1,070	1,070
Net cash (used for) provided from investing activities	(1,093)	(1,430)	(2,523)
Effect of Exchange Rate changes on Cash and Cash Equivalents	268	-	268

Net (Decrease) Increase in Cash and Cash Equivalents	4,814	(1,430)	3,384
Cash and Cash Equivalents, July 1	20,374	(5,795)	14,579
Cash and Cash Equivalents, June 30	$25,188	$(7,225)	$17,963

	For the Year Ended June 30, 2005
	As Reported	Adjustment	As Restated
Cash Flows from Operating Activities
Net cash (used for) provided from operating activities	$2,028	$-	$2,028
Cash Flows from Financing Activities
Net cash (used for) provided from financing activities	128	-	128
Cash Flows from Investing Activities
Purchases of investments	-	(3,795)	(3,795)
Sales of investments	-	4,425	4,425
Net cash (used for) provided from investing activities	(1,449)	630	(819)
Effect of Exchange Rate changes on Cash and Cash Equivalents	(12)	-	(12)

Net (Decrease) Increase in Cash and Cash Equivalents	695	630	1,325
Cash and Cash Equivalents, July 1	19,679	(6,425)	13,254
Cash and Cash Equivalents, June 30	$20,374	$(5,795)	$14,579